Exhibit 99.3



                                  DRAFT 6/12/02

                         Atlantic Liberty Savings, F.A.

                  PROPOSED MAILING AND INFORMATIONAL MATERIALS

                                      INDEX

1.      Dear Member Letter*

2.      Dear Member Letter for Non Eligible States

3.      Dear Friend Letter - Eligible Account Holders who are no longer Members*

4.      Dear Potential Investor Letter*

5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing*

6.      Proxy Request

7.      Proxy Request (immediate follow-up)

8.      Stock Order/Certification Form (page 1 of 2)*

9.      Stock Order/Certification Form (page 2 of 2)*

10.     Stock Order Form Guidelines*

11.     Mailing Insert/Lobby Poster

12.     Invitation Letter - Informational Meetings

13. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

14.     Dear Charter Shareholder - Confirmation Letter

15.     Dear Interested Investor - No Shares Available Letter

16.     Welcome Shareholder Letter - For Initial Certificate Mailing

17.     Dear Interested Subscriber Letter - Subscription Rejection

18.     Letter for Sandler O'Neill Mailing to Clients*

        *   Accompanied by a Prospectus

   Note: Items 1 through 10 are produced by the Financial Printer and Items 11 through 18 are produced by the conversion center.

                        [Atlantic Liberty Savings, F.A.]




Dear Member:

The Board of Directors of Atlantic Liberty Savings, F.A. has adopted a plan of conversion under which Atlantic Liberty Savings, F.A. will convert from the mutual to stock form of organization. As part of this plan, we have formed Atlantic Liberty Financial Corp., which will become the parent holding company of Atlantic Liberty Savings, F.A. We are converting so that Atlantic Liberty Savings, F.A. will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed WHITE postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which Atlantic Liberty Savings, F.A. acts as trustee and we do not receive a proxy from you, Atlantic Liberty Savings, F.A., as trustee for such account, intends to vote in favor of the plan of conversion on your behalf.

If the plan of conversion is approved let me assure you that:

o Deposit accounts will continue to be federally insured to the same extent permitted by law.
o    Existing deposit accounts and loans will not undergo any change.
o Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Atlantic Liberty Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describes the stock offering and the operations of Atlantic Liberty Savings, F.A. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to Atlantic Liberty Savings, F.A. in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than x:00 p.m., New York Time, on Xxxxxx, xxxxx xx, 2002. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan at Atlantic Liberty Savings, F.A. to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, August 30 through 12:00 noon Tuesday, September 2, in observance of the Labor Day holiday.

                                           Sincerely,

                                           Barry M. Donohue
                                           President and Chief Executive Officer



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                        [Atlantic Liberty Savings, F.A.]




Dear Member:

The Board of Directors of Atlantic Liberty Savings, F.A. has adopted a plan of conversion under which Atlantic Liberty Savings, F.A. will convert from the mutual to stock form of organization. As part of this plan, we have formed Atlantic Liberty Financial Corp., which will become the parent holding company of Atlantic Liberty Savings, F.A. We are converting so that Atlantic Liberty Savings, F.A. will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan for which Atlantic Liberty Savings, F.A. acts as trustee and we do not receive a proxy from you, Atlantic Liberty Savings, F.A., as trustee for such account, intends to vote in favor of the plan of conversion on your behalf.

If the plan of conversion is approved let me assure you that:

o Deposit accounts will continue to be federally insured to the same extent permitted by law
o    Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of Atlantic Liberty Financial Corp., or
(2) an agent of Atlantic Liberty Savings, F.A. to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, August 30 through 12:00 noon Tuesday, September 2, in observance of the Labor Day holiday.


                                      Sincerely,


                                      Barry M. Donohue
                                      President and Chief Executive Officer



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                        [Atlantic Liberty Savings, F.A.]




Dear Friend of Atlantic Liberty Savings, F.A.:

The Board of Directors of Atlantic Liberty Savings, F.A. has adopted a plan of conversion under which Atlantic Liberty Savings, F.A. will convert from the mutual to stock form of organization. As part of this plan, we have formed Atlantic Liberty Financial Corp., which will become the parent holding company of Atlantic Liberty Savings, F.A. We are converting so that Atlantic Liberty Savings, F.A. will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Atlantic Liberty Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Atlantic Liberty Savings, F.A.. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to Atlantic Liberty Savings, F.A. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than x:00 p.m., New York Time, on Xxxxxx, xxxxx xx, 2002. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, August 30 through 12:00 noon Tuesday, September 2, in observance of the Labor Day holiday.

                                           Sincerely,


                                           Barry M. Donohue
                                           President and Chief Executive Officer





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       [Atlantic Liberty Financial Corp.]




Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of Atlantic Liberty Savings, F.A. from the mutual to stock form of organization. As part of this conversion, Atlantic Liberty Financial Corp. will become the parent company of Atlantic Liberty Savings, F.A.

This information packet includes the following:

          PROSPECTUS: This document provides detailed information about Atlantic Liberty Savings, F.A.'s operations and the proposed stock offering by Atlantic Liberty Financial Corp. Please read it carefully prior to making an investment decision.

          STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for common stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to Atlantic Liberty Savings, F.A. in the enclosed postage-paid envelope. Your order must be physically received by the Bank no later than x:00 p.m,. New York Time, on Xxxxxx, xxxxx xx, 2002.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the conversion or the prospectus, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, August 30 through 12:00 noon Tuesday, September 2, in observance of the Labor Day holiday.

                                       Sincerely,


                                       Barry M. Donohue
                                       President and Chief Executive Officer




The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                  [Sandler O'Neill & Partners, L.P. Letterhead]




Dear Customer of Atlantic Liberty Savings, F.A.:

At the request of Atlantic Liberty Savings, F.A., we have enclosed material regarding the offering of common stock in connection with the conversion of Atlantic Liberty Savings, F.A. from the mutual to stock form of organization. As part of this conversion, Atlantic Liberty Savings, F.A. will form Atlantic Liberty Financial Corp.which will become the parent holding company of Atlantic Liberty Savings, F.A. These materials include a prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of Atlantic Liberty Financial Corp.

Please read the Prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to Atlantic Liberty Savings, F.A. in the accompanying YELLOW postage-paid envelope marked "STOCK ORDER RETURN." Your order must be physically received by the Bank no later than x:00 p.m., New York Time, on Xxxxxx, xxxxx xx, 2002. If you have any questions after reading the enclosed material, please call the conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                          Sincerely,

                                          Sandler O'Neill & Partners, L.P.






The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

                                  PROXY REQUEST


                                      Logo



     ----------------------------------------------------------------------
                                WE NEED YOUR VOTE
     ----------------------------------------------------------------------



    Dear Customer of Atlantic Liberty Savings, F.A.:

    Your vote on our plan of conversion has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today.

          Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and urges you to vote in favor of it. Your deposit accounts or loans with Atlantic Liberty Savings, F.A. will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.


    A postage-paid envelope is enclosed with the proxy form. If you have any questions, please call our conversion center at (xxx) xxx-xxxx.



                                                Sincerely,
                                                Atlantic Liberty Savings, F.A.







             Please vote today by returning all proxy forms received.

                        [Atlantic Liberty Savings, F.A.]






                             A REQUEST THAT YOU VOTE



Dear Member:

The Board of Directors of Atlantic Liberty Savings, F.A. has adopted a plan of conversion under which Atlantic Liberty Savings, F.A. will convert from the mutual to stock form of organization. We are converting so that Atlantic Liberty Savings, F.A. will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. Please vote by returning all proxy forms received.

If the plan of conversion is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the same extent permitted by law.
     o    Existing deposit accounts and loans will not undergo any change.
     o Voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, August 30 through 12:00 noon Tuesday, September 2, in observance of the Labor Day holiday.


                                     Sincerely,

                                     Barry M. Donohue
                                     President and Chief Executive Officer

[                   ]LOGO: Atlantic Liberty Financial Corp.
                     Subscription & Community Stock Order Form
                     BANK                             Atlantic Liberty
                     USE                                Savings, F.A.
                                                      Conversion Center
                                                      xxx xxxxxx Street
                                                    xxxxxxx, xxxxxxxx xxxxx
                                                       (xxx) xxx-xxxx

 [                  ]
 IMPORTANT-PLEASE      NOTE:     A                      Expiration Date
 properly    completed    original                      for Stock Order
 stock  order form must be used to                          Forms:
 subscribe   for   common   stock.                     Xxxxxx, xxxxx xx,
 Copies   of  this  form  are  not                           2002
 required to be  accepted.  Please                    x:00 p.m., New York
 read the  Stock  Ownership  Guide                           Time
 and     Stock      Order     Form
 Instructions   as  you   complete
 this form.
--------------------------------------------------------------------------------

                                Subscription
                                    Price
       (1)   Number of Shares   X  $10.00  =       (2)   Total Payment Due

The minimum number of shares that may be subscribed for is 25 and the maximum number of shares that may be subscribed for in the subscription offering is xx,000 shares. See Instructions.

(3) Employee/Officer/Director Information
Check here if you are an employee, officer or director of Atlantic Liberty Savings, F.A. or a member of such person's immediate family living in the same household.

(4) Method of Payment/Check                       Check Amount

                                                  -----------------------------
Enclosed is a check, bank draft or money order made payable to Atlantic Liberty Savings, F.A. in the amount indicated in this box.

(5) Method of Payment/Withdrawal
The undersigned authorizes withdrawal from the following account(s) at Atlantic Liberty Savings, F.A. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts or Qualified Plans maintained at Atlantic Liberty Savin gs, F.A. cannot be used unless special transfer arrangements are made.
                                                                    Bank
Amount Number(s) to Withdraw           $ Withdrawal Amount(s)        Use


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Total Withdrawal Amount  $______________________________________________________

(6) Purchaser Account Information

a.[] Check here if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on March 31, 2001. List account(s) below.

b.[]Checkhere if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on June 30, 2002. List account(s) below.

c.[]Checkhere if you are an Other Member with a deposit account(s) or loan(s) as of xxxxxxx xx, 2002. List account(s) below. (3) (6) Check Amount

            Account Title           Account Number(s)              Bank
         (Names on Accounts)                                       Use

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.

(7) Stock Registration/Form of Stock Ownership

[]Individual              []Joint Tenants             []Tenants in Common
[]Fiduciary (i.e. trust estate)   []Company/Corp/Partnership
[]Uniform Transfers to Minors Act []IRA or other qualified plan
                                    (beneficial owners ss# above)

(8) Name(s) in which stock is to be registered (please print clearly)

Adding the names of other persons who are not owners of your qualifying accounts will result in your order becoming null and void.

Name(s) ___________________________   Social Security # or Tax ID _____________
Name(s) continued _________________ Social Security # or Tax ID______________ Street Address ____________________ County of Residence______________________
City______________ State____ Zip Code__________

(9)Telephone       Daytime (____________)    Evening (_____________)

(10) NASD Affiliation
[]Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person affiliated, or associated, with an NASD member, (continued on reverse side of this form) member of the have submitted other

(11)  Associates/Acting In Concert
[]Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted orders for shares.

(12) Acknowledgment
To be effective, this stock order form and accompanying certification form must be properly completed and physically received by Atlantic Liberty Savings, F.A. no later than x:00 p.m., New York Time, on Xxxxxx, xxxxx xx, 2002, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Atlantic Liberty Savings, F.A., this stock order form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at Atlantic Liberty Savings, F.A. has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of the Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to the Bank.
Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Atlantic Liberty Savings, F.A. and Atlantic Liberty Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Signature Signature Date Date

BANK USE                      BANK USE

---------------------------------------

Signature_________________Date_________Signature__________________Date_________

            THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED

Item (6) Purchaser Account Information - a, b & c continued:

    Account Title (Names on Accounts)       Account Number(s)          Bank
                                                                       Use

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Item (10) NASD continued:
a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Accounts) Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates continued: List below all other orders submitted by you or associates (as defined) or by persons acting in concert with you.

Name(s) listed on other stock order forms       Number of           Name(s) listed on other stock order forms         Number of
                                              Shares Ordered                        continued                       Shares Ordered

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

"Associate" is defined as: (i) any corporation or organization (other than Atlantic Liberty Financial Corp., Atlantic Liberty Savings, F.A. or any majority-owned subsidiary thereof) of which such person is an officer, trustee or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of the corporation or organization; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (exclusive of any of any tax-qualified employee stock benefit plan); (iii) any person who is related by blood or marriage to such person, and (1) lives in the same home as such person, or (2) is a director or senior officer of Atlantic Liberty Savings, F.A. or any affiliate thereof; and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through
(iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate of any director, or officer of Atlantic Liberty Financial Corp. or Atlantic Liberty Savings, F.A., to the extent provided in the plan. When used to refer to a person other than an officer or director of Atlantic Liberty Savings, F.A., or Atlantic Liberty Financial Corp., Atlantic Liberty Savings, F.A. in its sole discretion may determine the persons that are Associates of other persons. Directors of Atlantic Liberty Financial Corp. and Atlantic Liberty Savings, F.A. shall not be deemed to be Associates solely as a result of their membership on any such board or boards.

      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK


                               CERTIFICATION FORM
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY ATLANTIC LIBERTY FINANCIAL CORP., ATLANTIC LIBERTY SAVINGS, F.A., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Regional Director of the Northeast Regional Office at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Atlantic Liberty Financial Corp. (the "Company"), the proposed holding company for Atlantic Liberty Savings, F.A., I received a prospectus of the Company dated xxxxxxx xx, 2002 relating to such offer of common stock.
The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section beginning on page xx, the risks involved in the investment in this common stock, including but not limited to the following:

1.       xxxxx
2.       xxxxx
3.       xxxxx
4.       xxxxx
5.       xxxxx
6.       xxxxx
7.       xxxxx
8.       xxxxx
9.       xxxxx
10.      xxxxx
11.      xxxxx
12.      xxxxx
13.      xxxxx
14.      xxxxx
15.      xxxxx

  (By Executing this Certification Form the Investor is Not Waiving Any Rights
    Under the Federal Securities Laws, Including the Securities Act of 1933
                    and the Securities Exchange Act of 1934)

Signature_________________Date_________Signature__________________Date_________
Print Name_____________________________Print Name______________________________

          THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

[Logo]  Atlantic Liberty Financial Corp.

                              Stock Ownership Guide
Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New York Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NY (use minor's social security number).

Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

     |X| The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
     |X| The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
     |X| A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
     |X| The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
     |X| The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-97 for Susan Doe.

                          Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 25 shares. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in the subscription offering is $x00,000 (x0,000 shares), and the maximum purchase in the community offering (if held) by any person, is $x00,000 (x0,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $x,xx,000 (xxx,xxx shares) of common stock.

Item 3 - Employee/Officer/Trustee Information
Check this box to indicate whether you are an employee, officer or trustee of Atlantic Liberty Savings, F.A. or a member of such person's immediate family living in the same household.

Item 4 - Method of Payment by Check
Indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order. Payment for shares may be made in cash (only if delivered by you in person to a full service branch office of Atlantic Liberty Savings, F.A.) or by check, bank draft or money order payable to Atlantic Liberty Savings, F.A. Your funds will earn interest at Atlantic Liberty Savings, F.A.'s passbook rate of interest until the conversion is completed. (DO NOT MAIL CASH TO PURCHASE STOCK!)

Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at Atlantic Liberty Savings, F.A., indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.

Item 6 - Purchaser Information

     a. Check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on March 31, 2001.
     b. Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on xxxxxxxx xx, 2002.
     c. Check this box if you are an Other Member with a deposit account(s) or loan(s) as of xxxxxxx xx, 2002.

Please list all names and all account numbers on accounts you had at these dates in order to insure proper identification of your purchase rights.

       Note: Failure to list all your accounts or loans may result in the loss of part or all of your subscription rights.

Items 7, 8 and 9 - Stock Registration/Form of Stock Ownership, Names and Telephone Number
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Atlantic Liberty Financial Corp. common stock. Complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".

          Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.

Item 10 - NASD Affiliation
Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 - Associates Acting in Concert
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the stock order form.

Item 12 - Acknowledgement
Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order form, including the acknowledgement, and the certification form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full service branch office of Atlantic Liberty Savings, F.A. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by Atlantic Liberty Savings, F.A. no later than x:00 p.m., New York Time, on Xxxxxx, xxxxx xx, 2002 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form and certification form, you may call our conversion center at
(xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.

                                      Logo







                                Please Support Us

                           Vote Your Proxy Card Today









If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

                       [Atlantic Liberty Financial Corp.]




                                                _______________, 2002


Dear __________:

We are pleased to announce that the Board of Directors of Atlantic Liberty Savings, F.A. has voted in favor of a plan to convert from a mutual savings bank into a stock savings bank. As part of this plan, we have formed Atlantic Liberty Financial Corp., which will become the parent holding company of Atlantic Liberty Savings, F.A..

We are converting so that Atlantic Liberty Savings, F.A. will have the flexibility and ownership structure used by a growing number of savings institutions.

To learn more about the conversion and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at x:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.

If  you  would  like  additional   information  regarding  the  meeting  or  our
conversion, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

                                        Sincerely,


                                        Barry M. Donohue
                                        President and Chief Executive Officer





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                       [Atlantic Liberty Financial Corp.]






                                                     _______________, 2002


Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in Atlantic Liberty Financial Corp.

At this time, we cannot confirm the number of shares of Atlantic Liberty Financial Corp. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion following completion of the stock offering.

If you have any questions, please call our conversion center at (xxx) xxx-xxxx.

                                           Sincerely,


                                           Atlantic Liberty Financial Corp.
                                           Conversion Center





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                       [Atlantic Liberty Financial Corp.]




                                                   _______________, 2002

Dear Charter Shareholder:

We appreciate your interest in the stock offering of Atlantic Liberty Financial Corp. Due to the excellent response from our Eligible Account Holders, we are unable to complete all orders in full. Consequently, in accordance with the provisions of the plan of conversion, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ XX, 2002. Trading will commence on the Nasdaq National Market under the symbol "xxxx " on __________ XX, 2002. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Atlantic Liberty Financial Corp., and welcome you as a charter shareholder.

                                              Sincerely,


                                              Atlantic Liberty Financial Corp.
                                              Conversion Center




The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                       [Atlantic Liberty Financial Corp.]




                                                       _______________, 2002


Dear Interested Investor:

We recently completed our subscription and community offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Atlantic Liberty Financial Corp. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "xxxx".

                                             Sincerely,


                                             Atlantic Liberty Financial Corp.
                                             Conversion Center





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                       [Atlantic Liberty Financial Corp.]




                                                      xxxxx, 2002


Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Atlantic Liberty Financial Corp., the parent holding company of Atlantic Liberty Savings, F.A.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:


                                   xxxxxxxxxxx
                             xxxxxxxxxxx Department
                                   xx xxxxxxxx
                             xxxxxxxx, xx xxxxx-xxxx
                                1 (xxx) xxx-xxxx
                              email: xxxx@xxxx.com


Also, please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Atlantic Liberty Financial Corp., Atlantic Liberty Savings, F.A. and our employees, I would like to thank you for supporting our offering.

                                         Sincerely,


                                         Barry M. Donohue
                                         President and Chief Executive Officer





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                       [Atlantic Liberty Financial Corp.]




                                                        _______________, 2002


Dear Interested Subscriber:

We regret to inform you that Atlantic Liberty Savings, F.A. and Atlantic Liberty Financial Corp., the holding company for Atlantic Liberty Savings, F.A., have decided not to accept your order for shares of Atlantic Liberty Financial Corp. common stock in our community offering. This action is in accordance with our plan of conversion which gives Atlantic Liberty Savings, F.A. and Atlantic Liberty Financial Corp. the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.

                                                Sincerely,


                                                Atlantic Liberty Financial Corp.
                                                Conversion Center








(Printed by Conversion Center)

                 [Sandler O'Neill & Partners, L. P. Letterhead]




                                                     _______________, 2002


To Our Friends:

We are enclosing the offering material for Atlantic Liberty Financial Corp., established by Atlantic Liberty Savings, F.A., which is now in the process of converting from the mutual to stock form of organization.

Sandler O'Neill & Partners, L.P. is managing the subscription offering, which will conclude at x:00 p.m., New York Time, on xxxxx xx, 2002. Sandler O'Neill is also providing conversion agent and proxy solicitation services for Atlantic Liberty Savings, F.A.. In the event that all the stock is not sold in the subscription and community offering, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of xxxxx, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

                                            Sincerely,

                                            Sandler O'Neill & Partners, L.P.





The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O'Neill)

18